COMPANY PRESS  RELEASE


                  Evans Systems, Inc. Executes Merger Agreement
                            with I-Net Holdings, Inc.


Bay City, January 24, 2000--Evans Systems, Inc. (NASDAQ: EVSI) announced today that it has entered into a definitive merger agreement with I-Net Holdings of Dallas, Texas. The agreement has been approved by the Board of Directors of Evans Systems and provides for Evans Systems to issue 15,000,000 restricted shares of common stock to the stockholders of I-Net in exchange for all the outstanding shares of I-Net in a stock for stock transaction.



I-Net is a newly formed company that will be primarily engaged in the business of acquiring, developing and managing a network of business to business (B2B) e-commerce companies at various stages. I-Net intends to provide strategic guidance and operational support to include: Sales and Marketing, Executive Recruiting/HR, Information Technology, Finance, Business Development, Advertising Solutions, and Integration/Cross-selling of Products and Services. As a condition to the merger, I-Net anticipates equity capital of $15,000,000 from a private capital group. I-Net presently has targeted several e-commerce companies for development into its business model.



I-Net foresees various forms of competition as it attempts to acquire interests in companies. As I- Net implements its business model the following companies may emere as competitors: CMGI, Inc. (NasadaqNM: CMGI), Internet Capital Group (NasdaqNM: ICGE), Reckon Services (NasdaqNM: RSII), Luminant World Wide (NasdaqNM: LUMT), and Safeguard Scientifics (NYSE: SFE - news).



The merger is planned to be consummated after the completion of Evans Systems' previously announced asset sale to TSC Service of Houston, Texas, and is subject to Evans Systems shareholder approval, approval of an increase to Evans Systems' existing authorized shares from 15,000,000 to 100,000,000 shares, the closure of the TSC transaction, closing of the I-Net financing and satisfaction of the NASDAQ's applicable initial listing requirements. On January 12, 2000, Evans Systems formed a subsidiary, I-Net Acquisition Corp., a Delaware corporation, to effect the merger and plans to submit to shareholders an amendment to change in its corporate name from Evans Systems, Inc. to I-Net Holdings, Inc. I-Net Holdings plans to immediately file application for initial listing on the NASDAQ National Market listing after closure of the transaction. The transaction is structured to be a tax-free reorganization and will be accounted for as a purchase.



Howard Frazier Barker Elliott, Inc., who acted as Evans Systems' financial advisor on the TSC transaction, has issued a preliminary fairness opinion to the Board of Directors of Evans Systems, as to the financial fairness of the I-Net transaction.

Under the terms of the merger agreement, Mr. Richard Dix, Chairman and President of I-Net Holdings (and former COO of Evans Systems, until June 1999) , will become the CEO and Chairman of the Board of the merged entity. Mr. J.L. Evans, Sr., who is under contract until September 2001, will be stepping down as Chairman and CEO. Mr. Evans has agreed to a salary reduction and will remain with the company to oversee the disposition of Evans Systems remaining business units. Mr. Evans has agreed to remain on the Board of Directors. Mr. Evans and his affiliates, who own approximately 36% of the outstanding shares of Evans, have executed a voting agreement to vote their shares in favor of the proposed I-Net merger.



Further terms of the merger agreement call for Evans Systems seven-member board to be comprised of four members designated by I-Net and three members designated by Evans Systems. In order to provide broad operational and industry expertise to I-Net's Target companies, I-Net has established a Board of Directors and Advisory Board comprised of senior executives from organizations such as Texas Instruments, Enron, Crescent Real Estate Equities, Bell Helicopter, the Major League Baseball Texas Ranger, Baylor University, and The Kauffman Foundation The following individuals have agreed to serve as board members of I-Net Holdings upon consummation of the merger:



JACK I. TOMPKINS



Mr. Tompkins has served as Chairman and Chief Executive Officer of iExalt Inc.(NasdaqBB: IXLT), an internet provider of products and services to the Christian community, families and businesses since August 1999. He served as Executive Vice President and Chief Financial Officer of Crescent Real Estate Equities Company (NYSE: CEI - news), a $5 billion real estate investment trust until September 1999. From 1996 to the present, he also served as a managing director of Raintree Capital, a merchant banking company, and Chairman of ARTA Equity Advisors, L.L.C., which was formed to engage primarily in the business of promoting consolidation and public offering transactions for groups of companies in large, highly fragmented industries. From 1988 to 1996, Mr. Tompkins was Senior Vice President and Chief Financial Officer of Enron Corporation (NYSE:ENE
- news), a $36.8 billion energy and communication company. Mr. Tompkins began his career with Arthur Young & Company, serving three years before joining Arthur Andersen, L.L.P., where he was elected to the partnership in 1981. While at Arthur Andersen, he was in charge of the Merger and Acquisition Program for the Houston office as well as head of the Natural Gas Industry Group. Mr. Tompkins is a CPA and received his MBA from Baylor University.



NANCY UPTON, Ph.D.



Dr. Upton holds the Ben Williams Chair in Entrepreneurship at Baylor University where she founded the Institute for Family Business in 1988. Under her direction, the Entrepreneurial Studies Program was recognized by Success Magazine as one of the Top 25 in the United States and one of the Top 5 by US News and World Report. In 1995, the United States Association of Small Business and Entrepreneurship recognized Dr. Upton as the Entrepreneurship Educator of the Year. She has served on the National Advisory Board for the NFIB Institute for Enterprise Advancement and currently serves as the Chair for the Entrepreneurship Division of the Academy of Management. Dr. Upton serves on several corporate boards including Fidelity Bank and Tribo Petroleum.



LLOYD SHOPPA



Mr. Shoppa was an executive for Bell Helicopter, a division of Textron Inc. (NYSE: TXT - news), a $9.3 billion global multi-industry company, for 32 years. He served as President from 1995 and Vice Chairman until his retirement in 1997. During his three decades at Bell, he was instrumental in all modernization of inventory and production controls systems as well as the integration of two functions to increase production efficiency and improve inventory turnover. Mr. Shoppa was a 1997 inductee into the NMA Management Hall of Fame.



Mr. Dix, Chairman and President of I-Net, stated "I-Net Holdings is intends to position itself through this merger to take advantage of the growth opportunities brought about by the Internet. While focusing exclusively on business to business e-commerce companies, we plan on leveraging our corporate strategy and broad range of advisors to build a strong base of internet-related market leaders."



J.L. Evans, Sr., President and CEO of Evans Systems, states "Richard has assembled a solid team of advisors and board members which provide a strong foundation for the company. Evans Systems is proud to announce this merger and our combined company will be well capitalized, with approximately $18 million in combined equity. This announcement represents the finalization of our 18-month effort to transition our company. Mr. Dix's understanding of our culture went a long way toward the culmination of these talks."



Evans Systems plans to file its preliminary proxy by the first week of February. The company anticipates holding its annual shareholder's meeting, at which shareholders will consider the TSC transaction and the I-Net merger on April 3, 2000.



About Evans Systems, Inc.

Evans Systems, Inc. is currently repositioning itself as a provider of e-commerce marketing and advertising. Currently, business segments include: convenience stores, a chain of retail outlets in South Texas; petroleum marketing, a distributor of petroleum products; and EDCO Environmental, Inc. which provides environmental soil remediation services.



This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created hereby. The forward looking information and statements are contingent upon the timely completion of the merger agreement with I-Net and the previously announced sale of the assets to TSC Service, Inc. Potential risks include the occurrence or non-occurrence of required closing conditions as set forth in the definitive agreements, uncertainties regarding the ability to successfully integrate the combined businesses, as well as the risks discussed in the Evans Systems Annual Report in form 10-K for the fiscal year ended September 30, 1999, as amended. Investors are cautioned that all forward-looking statements contained herein are reasonable, and assumptions could be inaccurate, and involve certain risk and therefore, there can be no assurance that forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.